UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 21, 2020

BULLFROG GOLD CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54653	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 555 – 999 Canada Place, Vancouver, BC, Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 687-1717

897 Quail Run Drive, Grand Junction, Colorado 81505

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 21, 2020, stockholders of Bullfrog Gold Corp. (the “Corporation”) holding a majority of the voting power of the Corporation entitled to vote (the “Consenting Stockholders”) as of the record date of December 21, 2020 (the “Record Date”) approved the following matters by way of a written consent resolution:

•	Authorization of the Corporation’s board of directors (the “Board”), in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to the Corporation’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Corporation’s issued and outstanding common stock, (the “Reverse Stock Split”), at a planned ratio of five pre-Reverse Stock Split shares for every one post-Reverse Stock Split share, with the Board reserving the right to change the actual ratio of the Reverse Stock Split to be between 3:1 and 10:1 pre- to post- Reverse Stock Split shares, in its sole discretion, and with the Reverse Stock Split to be effective on or about January 26, 2021, or at such other time and date, if at all, as determined by the Board in its sole discretion.

•	Authorization of the Board to file an amendment to the Certificate of Incorporation to change the name of the Corporation from “Bullfrog Gold Corp.” to “Augusta Gold Corp.” (the “Name Change”).

On the date of the written consent, which is the Record Date and the date we received a copy of the consent of the holders of a majority of the voting power of capital stock, there were issued and outstanding 333,851,288 shares of common stock and 18,562,500 shares of Series B Preferred Stock convertible into 18,562,500 shares of common stock (the “Preferred Stock”). Each share of the common stock entitled the holder to one vote per share. Shares of the Series B Preferred Stock are entitled to vote on an as-converted basis with the Common Stock, such that each share of Series B Preferred Stock was entitled to one vote; therefore, on the Record Date, the total voting capital stock issued and outstanding amounted to 352,413,788 shares with total voting power of 352,413,788 votes.

The Consenting Shareholders from whom we obtained the written consent in lieu of a meeting held in the aggregate 188,237,204 shares of common stock, representing approximately 53.41% of the outstanding voting power of our stockholders. As the Reverse Stock Split and Name Change were approved by written consent, there were no votes against, abstaining or broker non-votes in relation to these matters.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BULLFROG GOLD CORP.

Date: December 29, 2020	By:	/s/ Maryse Bélanger
	Name:	Maryse Bélanger
	Title:	President and Chief Executive Officer